UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	52-2135448
(State of incorporation or organization)	(IRS Employer Identification No.)

717 Texas Street, Suite 2400 Houston, Texas	77002-2761
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [  ]

Securities Act registration statement file number to which this form relates (if applicable):  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The description of common units representing limited partner interests in TC PipeLines, LP (the “Registrant”) as set forth under the captions “Description of the Common Units” and “Material Tax Considerations” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-166221), initially filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2010 (the “Registration Statement”) is incorporated herein by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered on this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TC PipeLines, LP By: TC PipeLines GP, Inc., Its general partner
Date: November 21, 2011	By:	/s/ Annie C. Belecki
Annie C. Belecki
Assistant Secretary